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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "HomeGrocer Selected Financial Data" and "Experts" and to the use of our report dated January 18, 2000, except for Note 9, as to which the date is February 15, 2000, with respect to the financial statements of Homegrocer.com, Inc. included in the Registration Statement (Form S-4) and related Prospectus of Webvan Group, Inc. for the registration of Webvan Group, Inc.'s common stock.


                                        /s/ Ernst & Young LLP

Seattle, Washington
July 25, 2000